                          CERTIFICATE OF INCORPORATION

                                       OF

                              HM AMES TOOL COMPANY

        FIRST:  The name of the Corporation is HM Ames Tool Company (hereinafter sometimes called the "Corporation").

        SECOND: The address of the registered office of the Corporation in the
State of Delaware is 306 South State Street, in the City of Dover, County of
Kent. The name of its registered agent at that address is the United States
Corporation Company.

        THIRD:  The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation
Law of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

        FOURTH: The total number of shares of capital stock which the
Corporation shall have authority to issue is One Hundred, One Thousand
(101,000) shares of which One Thousand (1,000) shares having a par value of One
Dollar ($1.00) per share shall be of a class designated "Common Stock" and One
Hundred Thousand (100,000) shares

any class or any other series of Preferred Stock and, if so, the terms and conditions of such conversion or exchange, including the method of adjusting the rates of conversion or exchange in the event of a stock split, stock dividend, combination of shares or similar event;

            (7) Whether the shares of that series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights;

            (8) Whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restriction as to issuance, or as to the powers, preferences or rights of any such other series;

            (9) Any other preferences, privileges and powers, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Certificate of
Incorporation and to the full extent now or hereafter permitted by the laws of
Delaware.

        (c) Payment of dividends shall be as follows:

            (1) The holders of Preferred Stock of each series, in preference to the holders of the Common Stock, shall be entitled to receive, as and when declared by the Board of Directors out of funds legally available therefor,

                                        4

cash dividends, at the rate for such series fixed in accordance with the provisions of Paragraph 1(b)(2) of this Article FOURTH and no more;

            (2) No dividend shall be paid upon, or declared or set aside for, any share of Preferred Stock with respect to any dividend period unless at the same time a like proportionate dividend with respect to the same dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid upon, or declared and set apart for, all shares of
Preferred Stock of all series then issued and outstanding and entitled to receive such dividend;

            (3) So long as any shares of Preferred Stock shall be outstanding, in no event shall any dividend, whether in cash or property, be paid or declared, nor shall any distribution be made, on the Common Stock, nor shall any shares of the Common Stock be purchased, redeemed or otherwise acquired for value by the Corporation, unless all dividends on all cumulative series of
Preferred Stock with respect to all past dividend periods and unless all dividends on all series of Preferred Stock for the then current dividend period shall have been paid or declared, and provided for, and unless the Corporation shall not be in default with respect to any of its obligations with respect to any sinking

                                        5

fund for any series of Preferred Stock. The foregoing provisions of this
Subparagraph (3) shall not, however, apply to a dividend payable in Common
Stock;

            (4) No dividends shall be deemed to have accrued on any share of
Preferred Stock of any series with respect to any period prior to the date of original issue of such share or the dividend payment date immediately preceding or following such date of original issue, as may be provided in the resolution or resolutions of the Board of Directors creating such series. The Preferred
Stock shall not be entitled to participate in any dividends declared and paid on the Common Stock, whether payable in cash, stock or otherwise. Accruals of dividends shall not bear interest.

        (d) In the event of any voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of the shares of each series of the Preferred Stock then outstanding shall be entitled to receive out of the net assets of the Corporation, but only in accordance with the preferences, if any, provided for such series, before any distribution or payment shall be made to the holders of the Common Stock, the amount per share fixed by the resolutions of the Board of Directors to be received by the holders of each such share on such

                                        6

voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, as the case may be. If such payment shall have been made in full, to the holders of all outstanding Preferred Stock of all series, or duly provided for, the remaining assets of the Corporation shall be available for distribution among the holders of the Common Stock (as provided in Paragraph II(b) of this
Article FOURTH). If upon any such liquidation, dissolution, distribution of assets of winding-up, the net assets of the Corporation available for distribution among the holders of any one or more series of the Preferred Stock which (i) are entitled to a preference over the holders of the Common Stock upon such liquidation, dissolution, distribution of assets or winding-up, and (ii)
rank equally in connection therewith, shall be insufficient to make payment in full of the preferential amount to which the holders of such shares shall be entitled, then such assets shall be distributed among the holders of each such series of the Preferred Stock ratably according to the respective amounts to which they would be entitled in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

        Neither the consolidation or merger of the Corporation, nor the sale, lease or conveyance (whether for

                                        7

cash, securities or other property) of all or part of its assets, shall be deemed a liquidation, dissolution, distribution of assets or winding-up of the
Corporation within the meaning of the foregoing provisions.

        (e) Except to the extent otherwise required by law or provided in the resolution or resolutions of the Board of Directors adopted pursuant to authority granted in this Paragraph I of Article FOURTH, the shares of Preferred
Stock shall have no voting power with respect to any matter whatsoever.

        In no event shall the Preferred Stock be entitled to more than one vote in respect of each share of stock.

        (f) Shares of Preferred Stock which have been redeemed, converted, exchanged, purchased, retired or surrendered to the Corporation, or which have been reacquired in any manner, shall have the status of authorized and unissued
Preferred Stock and may be reissued by the Board of Directors as shares of the same or any other series.

      II. COMMON STOCK

        (a) After the requirements with respect to preferential dividends, if any, on the Preferred Stock (fixed pursuant to Paragraph I(b)(2) and as further provided for in Paragraph I(c), both of this Article FOURTH) shall have been met, and after the Corporation shall have complied with

                                        8

all requirements, if any, with respect to the setting aside of sums in a sinking fund for the purchase or redemption of shares of any series of Preferred Stock
(fixed pursuant to Paragraph I(b)(4) of this Article FOURTH), then and not otherwise, the holders of Common Stock shall receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of
Directors:

        (b) After distribution in full of the preferential amount, if any
(fixed pursuant to Paragraph I(b)(5) of this Article FOURTH) to be distributed to the holders of Preferred Stock, in the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the
Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of
Common Stock held by them respectively;

        (c) Except as may be otherwise required by law or by this Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of such Stock held by him on all matters voted upon by the stockholders.

                                        9

        FIFTH: The name and mailing address of the Sole Incorporator are as follows:

           Name                               Mailing Address
           ----                               ---------------
        Julie Frye                            919 Third Avenue
                                              New York, New York 10022

        SIXTH:  The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

        (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

        (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

        (3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation.
    Election of directors need not be by written ballot unless the By-Laws so provide.

        (4) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise

                                       10

    all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the statutes of Delaware, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

        SEVENTH: Meetings of stockholders may be held within or without the
State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

        EIGHTH: Whenever a compromise or arrangement is proposed between this
Corporation and its creditors or any class of them and/or between this
Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the appli-

                                       11

cation of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this
Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation

        NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or

                                       12

thereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

        I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 29th day of January, 1981.

                                                        /s/ Julie Frye
                                                       -----------------
                                                       Sole Incorporator

                                       13

                     CERTIFICATE OF DESIGNATION, PREFERENCES
                     AND RIGHTS OF SERIES A PREFERRED STOCK

                                       OF

                              HM Ames Tool Company

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

        THOMAS L. SEIFERT, Vice president of HM Ames Tool Company, a Delaware corporation (the "Corporation"), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, does hereby certify that pursuant to the authority expressly vested in the Board of Directors of the
Corporation {the "Board of Directors") by the Certificate of Incorporation of
the Corporation (the "Certificate of Incorporation"), the Board of Directors, at
a meeting thereof duly held on January 30, 1981, at which meeting a quorum was present, duly adopted the following resolutions providing for the issuance of a series of shares of Preferred Stock as hereinafter described, and further providing for the designation of such series and the powers, preferences and rights of the shares of such series, and the qualifications, limitations and restric-

tions thereof, in addition to those set forth in the Certificate of incorporation, all in accordance with the provisions of Section 151 of the
General Corporation Law of the State of Delaware:

        "RESOLVED, that the designation, powers, preferences and rights of the shares of Preferred Stock, par value $100 per share, of the Corporation, and the qualifications, limitations and restrictions thereof, in addition to those set forth in the Certificate of Incorporation of the Corporation, shall be as follows:

            (a) One hundred thousand (100,000) shares of such Preferred Stock shall be designated as "Series A Preferred Stock."

            (b) The holders of Series A Preferred Stock shall be entitled to receive dividends in cash at the rate per share of $12 per annum, and no more, which dividends, if decided, shall be payable quarterly on the first days (the "Dividend Dates") of February, May, August and November,
        respectively, of each year, commencing on the first of the Dividend
        Dates occurring at least ten (10) days after the date of original issue of such share (its "Original Issue Date"), and, if not declared, shall be cumulative from the Original Issue Date.

            (c) Any share of Series A Preferred Stock may be redeemed at the option of the Corporation by resolution of its Board of Directors, at any time and from time to time on or after the fifth anniversary of its
        Original Issue Date, at the redemption price of $100 per share, in each case plus an amount equal to any accumulated and unpaid dividends thereon to the date fixed for redemption. In the event that

                                       2

        at any time less than all of the issued and outstanding shares of the
        Series A Preferred Stock are to be redeemed, the shares to be redeemed may be selected pro rata, or by lot, or by such other equitable method as may be determined by the Board of Directors of the Corporation.
        Notice of any such redemption, specifying the time and place of redemption, shall be mailed or caused to be mailed by the Corporation, addressed to each holder of record of Series A Preferred Stock to be redeemed, at his last address appearing on the books of the Corporation, at least thirty (30) days prior to the date designated for redemption.
        If lees than all of the shares of the Series A Preferred Stock owned by such holder are then to be redeemed, the notice shall also specify the number of shares thereof which are to be redeemed and the number or numbers of the certificate or certificates representing such shares. If such notice of redemption shall have been duly mailed to a holder of shares of Series A Preferred Stock to be redeemed, or irrevocable instructions to effect such mailing shall have been given to the transfer agent or agents, if any, for such Series A Preferred Stock, and if on or before the redemption date named in such notice all funds necessary for such redemption shall have been set aside by the
        Corporation in trust for the account of such holder, so as to be available therefor, then, from and after the mailing of such notice or the giving of such irrevocable instructions and the setting aside of such funds, notwithstanding that any certificate for shares of Series A
        Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares so called for redemption shall no longer be deemed outstanding, and the holder of any such certificate shall have with respect to such shares no rights in or

                                       3

        with respect to the Corporation except the right to receive the redemption price of such shares, without interest, plus an amount equal to any accumulated and unpaid dividends thereon to the date fixed for redemption, upon the surrender of such certificate; and after the date designated for redemption, such shares shall not be transferable on the books of the Corporation.

            (d) In the event of any liquidation, dissolution, distribution of assets or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to any holder of one or more shares of the Common Stock in the nature of a distribution of the assets of the Corporation, each of the holders of the Series A Preferred Stock shall be entitled to receive $100 per share of Series A Preferred Stock held by such holder, plus an amount equal to any accumulated and unpaid dividends thereon to the date of payment.

            (e) No share of the Series A Preferred Stock shall be convertible into or exchangeable for any other security at the option of either the
        Corporation or the holder of such share.

            (f) The holders of shares of the Series A Preferred Stock shall not be entitled to the benefit of any sinking fund to be applied to the possible redemption of such shares."

        IN WITNESS WHEREOF, the Corporation has duly caused this Certificate to be executed on its behalf by

                                        4

its Vice president and attested by its Assistant Secretary, this 25th day of
March, 1981.

                                            HM Ames Tool Company

                                            By: /s/ Thomas L. Seifert
                                               -----------------------
                                                   Thomas L. Seifert,
                                                   Vice President

ATTEST:

/s/ Edward D. Collins
---------------------
Edward D. Collins
Assistant Secretary

                                        5

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                         CERTIFICATE OF INCORPORATION

                                       OF

                              HM Ames Tool Company

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

        THOMAS L. SEIFERT, Vice President of HM Ames Tool Company (the
"Corporation") does hereby certify as follows:

        1. That the Certificate of Incorporation of the Corporation (the
"Certificate of Incorporation") was filed in the office of the Secretary of
State of the State of Delaware on the 30th day of January, 1981.

        2. Article "FIRST" of the Certificate of Incorporation is hereby amended in its entirety to read as follows:

        "FIRST: The name of the corporation is O. AMES CO. (hereinafter sometimes called the "Corporation")."

        3. That such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of
Delaware by the

written consent, in accordance with the provisions of Section 228 of such statute, of the sole stockholder entitled to vote on such amendment.

        IN WITNESS WHEREOF, the Corporation has duly caused this Certificate of
Amendment to be executed on its behalf by its Vice President and attested by its
Assistant Secretary, this 25th day of March, 1981.

                                            HM Ames Tool Company

                                            By: /s/ Thomas L. Seifert
                                               ----------------------
                                                   Thomas L. Seifert,
                                                    Vice President

ATTEST:

/s/ Edward D. Collins
----------------------
   Edward D. Collins
   Assistant Secretary

                                        2

                                                             FILED

                                                     JUL 29 1981 11:20 AM

                                                          [ILLEGIBLE]
                                                      SECRETARY OF STATE

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                                   O. AMES CO.

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

        THOMAS L. SEIFERT, Vice President of O. Ames Co. (the "Corporation"),
does hereby certify as follows:

        1. The Certificate of Incorporation of the Corporation (the "Certificate
of Incorporation") was filed in the office of the Secretary of State of the
State of Delaware (the "Secretary of State") on the 30th day of January, 1981.
The Corporation was originally incorporated under the name of HM Ames Tool
Company.

        2. Article "FOURTH" of the Certificate of Incorporation is hereby amended in its entirety to read as follows:

        "FOURTH: The total number of shares of capital stock which the
Corporation shall have authority to issue is one hundred and one thousand
(101,000), of which one thousand (1,000) shares having a par value of One Dollar

($1.00) per share shall be of a class designated as "Common Stock", and one hundred thousand (100,000) shares having a par value of One Hundred Dollars
($100) per share shall be of a class designated as "Series A Preferred Stock".

        The designations, voting powers, preferences, and optional or other special rights, and the qualifications, limitations, or restrictions, of the aforementioned classes of stock shall be as follows:

        (1) Series A Preferred Stock.

        (a) Shares of the Series A Preferred Stock shall be issued at such time or times and for such consideration or considerations as the Board of
    Directors may determine. All shares of Series A Preferred Stock shall be of equal rank and identical in all respects.

        (b) The holders of Series A Preferred Stock shall be entitled to receive dividends in cash, when and as declared by the Board of Directors of the
    Corporation out of funds legally available therefor, at the rate per share of $120 per annum, and no more, which dividends, if declared, shall be payable on and after October 1, 1981 on each issued and outstanding share of
    Series A Preferred Stock semiannually on the first days (the "Dividend
    Dates") of April and October, respectively, of each year, commencing on the first of the Dividend

                                        2

    Dates occurring at least ten (10) days after the date of original issue of such share (its "Original Issue Date"), and shall, if not declared, be cumulative, without interest, from the Original Issue Date.

        (c) Any share of Series A Preferred Stock may be redeemed at the option of the Corporation by resolution of its Board of Directors, at any time and from time to time on or after the fifth anniversary of its Original Issue
    Date, at the redemption price of $100 per share, in each case plus an amount equal to any accumulated and unpaid dividends thereon to the date fixed for redemption. In the event that at any time less than all of the issued and outstanding shares of the Series A Preferred Stock are to be redeemed, the shares to be redeemed may be selected pro rata, or by lot, or by such other equitable method as may be determined by the Board of Directors of the
    Corporation. Notice of any such redemption, specifying the time and place of redemption, shall be mailed or caused to be mailed by the Corporation, addressed to each holder of record of Series A Preferred Stock to be redeemed, at his last address appearing on the books of the Corporation, at least thirty (30) days prior to the date designated for redemption. If less than all of the shares of the Series A Preferred

                                        3

    Stock owned by such holder are then to be redeemed, the notice shall also specify the number of shares thereof which are to be redeemed and the number or numbers of the certificate or certificates representing such shares. If such notice of redemption shall have been duly mailed to a holder of shares of Series A Preferred Stock to be redeemed, or irrevocable instructions to effect such mailing shall have been given to the transfer agent or agents, if any, for such Series A Preferred Stock, and if on or before the redemption date named in such notice all funds necessary for such redemption shall have been set aside by the Corporation in trust for the account of such holder, so as to be available therefor, then, from and after the mailing of such notice or the giving of such irrevocable instructions and the setting aside of such funds, notwithstanding that any certificate for shares of Series A Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares so called for redemption shall no longer be deemed outstanding, and the holder of any such certificate shall have with respect to such shares no rights in or with respect to the
    Corporation except the right to receive the redemption price of such shares, without

                                        4

    interest, plus an amount equal to any accumulated and unpaid dividends thereon to the date fixed for redemption, upon the surrender of such certificate; and after the date designated for redemption, such shares shall not be transferable on the books of the Corporation.

        (d) In the event of any liquidation, dissolution, distribution of assets or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to any holder of one or more shares of the Common Stock in the nature of a distribution of the assets of the Corporation, each of the holders of the Series A Preferred Stock shall be entitled to receive $100 per share of Series A Preferred Stock held by such holder, plus an amount equal to any accumulated and unpaid dividends thereon to the date of payment.

        In the event that the assets of the Corporation available for distribution to the holders of shares of the Series A Preferred Stock upon any voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to the immediately preceding

                                        5

    paragraph, proportionate distributive amounts shall be paid ratably on account of the issued and outstanding shares of the Series A Preferred
    Stock.

        Neither the consolidation or merger of the Corporation, nor the sale, lease or conveyance (whether for cash, securities or other property) of all or part of its assets, shall be deemed a liquidation, dissolution, distribution of assets or winding up of the Corporation for purposes of
    Paragraphs (1)(d) or (2)(b) of this Article FOURTH.

        (e) No share of the Series A Preferred Stock shall be convertible into any other security at the option of either the Corporation or the holder of such share.

        (f) The holders of shares of the Series A Preferred Stock shall not be entitled to the benefit of any sinking fund to be applied to the possible redemption of such shares.

        (g) Except as may be otherwise required by law, the holders of Series A
    Preferred Stock shall not be entitled to vote at any meeting of stockholders or election of members of the Board of Directors of the Corporation, or otherwise to participate in any matter or issue to be determined by vote or consent of stockholders of the Corporation.

                                        6

        (2) Common Stock.

        (a) After the requirements with respect to preferential dividends on the
    Series A Preferred Stock (as provided for in Paragraph (1)(b) of this
    Article FOURTH) shall have been met, then and not otherwise the holders of
    Common Stock shall be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of
    Directors; provided, that dividends in cash, if declared, shall be payable on each issued and outstanding share of Common Stock on the Dividend Dates
    (as defined in Paragraph (1)(b) of this Article FOURTH).

        (b) After distribution in full of the preferential amounts (as provided in Paragraph (1)(d) of this Article FOURTH) to be distributed to the holders of Series A Preferred Stock in the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, then and not otherwise the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock respectively held by them.

                                        7

          (c) Except as may be otherwise required by law, each holder of Common
      Stock shall have one vote in respect of each share of such Common Stock held by him on all matters voted upon by the stockholders."

          4. Such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of
Delaware, by the written consent, in accordance with the provisions of Section
228 of such statute, of all outstanding stock of each class entitled to vote on such amendment.

          IN WITNESS WHEREOF, the Corporation has duly caused this Certificate of Amendment to be executed on its behalf by its Vice President and attested by its Assistant Secretary, this 30th day of June, 1981.

                                            O. AMES CO.

                                            By: /s/ Thomas L. Seifert
                                               ----------------------
                                                  Thomas L. Seifert,
                                                  Vice President

ATTEST:

/s/ John G. Raos
----------------
   John G. Raos,
   Assistant Secretary

                                        8

                                                    STATE OF DELAWARE
                                                   SECRETARY OF STATE
                                                DIVISION OF CORPORATIONS
                                                FILED 10:00 AM 09/28/1990
                                                902745078 - 907403

                              CERTIFICATE OF MERGER

                                       OF

                                 AMES HANDLE CO.
                            (a New York corporation)

                                      INTO

                                  O. AMES CO.
                            (a Delaware corporation)

                            Under Section 252 of the
                           General Corporation Law of
                              The State of Delaware

        Pursuant to Section 252 of the General Corporation Law of the State of
Delaware, O. AMES CO., a Delaware corporation, hereby certifies the following information relating to the merger of AMES HANDLE CO., a New York corporation, with and into O. AMES CO. (the "Merger").

        1. The names and states of incorporation of O. AMES CO. and AMES HANDLE
CO., which are the constituent corporations in this Merger (the "Constituent
Corporations"), are:

               Name                         State
               ----                         -----

           O. AMES CO.                     Delaware
           AMES HANDLE CO.                 New York

        2. The Agreement and Plan of Merger, dated as of September 28, 1990 (the
"Merger Agreement"), among AMES HANDLE CO., O. AMES CO., and certain other direct and indirect subsidiaries of O. AMES CO., setting forth the terms and conditions of the Merger, has been approved,

adopted, certified, executed and acknowledged by each of the corporations party to the Merger Agreement in accordance with the provisions of Section 252 of the
General Corporation Law of the State of Delaware.

        3. The name of the corporation surviving the Merger is "O. AMES CO."
(the "Surviving Corporation").

        4. Pursuant to the Merger Agreement, the Certificate of Incorporation of
O. AMES CO. shall be the Certificate of Incorporation of the Surviving
Corporation.

        5. The executed Merger Agreement is on file at the principal place of business of the Surviving Corporation, which is located at 99 Wood Avenue South,
Iselin, New Jersey 08830.

        6. A copy of the Merger Agreement will be furnished by the Surviving
Corporation, on request and without cost, to any stockholder of either of the
Constituent Corporations.

                                        2

        7. The Merger shall become effective on September 29, 1990, as specified in the Merger Agreement.

        IN WITNESS WHEREOF, this Certificate of Merger has been executed as of the 29th day of September, 1990.

                                            O. AMES CO.

                                            By: [ILLEGIBLE]
                                               ---------------
                                                Vice President

ATTEST:

/s/ Steven C. Barre
-------------------
Steven C. Barre
Assistant Secretary

                                       3

                                                   STATE OF DELAWARE
                                                   SECRETARY OF STATE
                                                DIVISION OF CORPORATIONS
                                               FILED 03:30 PM 09/30/1994
                                                   944186328 - 907403

                            CERTIFICATE OF MERGER OF

                               GARANT CORPORATION
                          (A NEW HAMPSHIRE CORPORATION)

                                      INTO

                                   O. AMES CO.
                            (A DELAWARE CORPORATION)

                            UNDER SECTION 252 OF THE
                           GENERAL CORPORATION LAW OF
                              THE STATE OF DELAWARE

        Pursuant to Section 252 of the General Corporation Law of the State of
Delaware, O. Ames Co., a Delaware corporation, hereby certifies the following information relating to the merger of Garant Corporation, a New Hampshire corporation having authorized capital of 300 common shares, without par value, and 300 preferred shares, with par value of $1,000 per share, with and into O.
Ames Co. (the "Merger").

        1. The names and states of incorporation of the constituent corporations in this Merger (the "Constituent Corporations") are:

                Name                     State
                ----                     -----

           Garant Corporation         New Hampshire
           O. Ames Co.                Delaware

        2. The Agreement and Plan of Merger, dated as of September 29, 1994 (the
"Merger Agreement"), between the Constituent Corporations, setting forth the terms and conditions of the Merger, has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the provisions of Section 252 of the General Corporation Law of the State
of Delaware.

        3. The name of the corporation surviving the Merger is "O. Ames Co."
(the "Surviving Corporation").

        4. Pursuant to the Merger Agreement, the Certificate of Incorporation of
O. Ames Co. shall continue as the Certificate of Incorporation of the Surviving
Corporation.

        5. The executed Merger Agreement is on file at the principal place of business of the Surviving Corporation, which is located at 3801 Camden Avenue,
Parkersburg, WV 26101.

        6. A copy of the Merger Agreement will be furnished by the Surviving
Corporation, on request and without cost, to any stockholder of either of the
Constituent Corporations.

        7. The Merger shall become effective on October 1, 1994, as specified in the Merger Agreement.

        IN WITNESS WHEREOF, this Certificate of Merger has been executed as of the 29th day of September, 1994.

                                            O. AMES CO.

                                            By: /s/ George H. Hempstead, III
                                               -----------------------------
                                                   George H. Hempstead, III
                                                   Vice President

ATTEST:

/s/ Steven C. Barre
-------------------
Steven C. Barre
Assistant Secretary

                                       2

                                                    STATE OF DELAWARE
                                                   SECRETARY OF STATE
                                                DIVISION OF CORPORATIONS
                                                FILED 10:35 AM 09/29/2000
                                                   001492994 - 0907403

                              CERTIFICATE OF MERGER
                                       OF
                          TRUE TEMPER HARDWARE COMPANY
                                      INTO
                                   O. AMES CO.

                (Under Section 251 of the General Corporation Law
                            of the State of Delaware)

O. AMES CO., a Delaware corporation hereby certifies that:

      (1)  The name and state of incorporation of each of the constituent corporations are:

           (a) O. Ames Co., a Delaware corporation; and

           (b) True Temper Hardware Company, a Delaware corporation.

      (2)  An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware in the same manner as is provided in Section 251 of the General Corporation Law of the State of Delaware.

      (3)  The name of the surviving corporation in the merger herein certified is O. Ames Co., which will continue its existence as said surviving corporation under the name Ames True Temper, Inc. upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of
Delaware.

      (4)  The certificate of incorporation of O. Ames Co, is to be amended and changed by reason of the merger herein certified by striking out the First
Article thereof relating to the name and by substituting in lieu thereof the following Article:

             "FIRST: The name of the corporation is Ames True Temper, Inc."

      (5)  The executed Agreement and Plan of Merger is on file at the place of business of the surviving corporation at 2200 W. Commercial Blvd., Suite 202,
Ft. Lauderdale, FL 33309.

      (6)  A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

      (7)  This Certificate of Merger shall be effective on October 1, 2000.

      IN WITNESS WHEREOF, O. Ames Co., a Delaware corporation, has caused this certificate to be signed by Alan Schutzman, an authorized officer thereof, on the 29th day of September, 2000.

                                            O. AMES CO.

                                            By: /s/ Alan Schutzman
                                               -------------------
                                            Name:  Alan Schutzman
                                            Title: Vice President

                                       -2-

                                                    STATE OF DELAWARE
                                                   SECRETARY OF STATE
                                                DIVISION OF CORPORATIONS
                                                FILED 03:45 PM 01/04/2002
                                                   020024906 - 0907403

                              CERTIFICATE OF MERGER

                                       OF

                               ATT ACQUISITION CO.

                                  WITH AND INTO

                             AMES TRUE TEMPER, INC.

                           ___________________________

                             PURSUANT TO SECTION 251
                                       OF
                      THE DELAWARE GENERAL CORPORATION LAW
                          ___________________________

      THE UNDERSIGNED, AMES TRUE TEMPER, INC., a Delaware corporation ("ATT"), in connection with the merger of ATT ACQUISITION CO., a Delaware corporation
("Acquisition Co."), with and into ATT (the "Merger"), hereby certifies as follows:

      FIRST: The name and the state of incorporation of each of the constituent corporations is:

           Name                           State of Incorporation
           ----                           ----------------------

           Ames True Temper, Inc.                Delaware

           ATT Acquisition Co.                   Delaware

      SECOND: An Agreement and Plan of Merger relating to the Merger (the
"Merger Agreement") has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section
251 of the General Corporation Law of the State of Delaware ("DGCL").

      THIRD: The name of the surviving corporation is Ames True Temper, Inc.

      FOURTH: The Certificate of Incorporation of ATT in effect immediately prior to the filing of this Certificate of Merger shall constitute the certificate of incorporation of the surviving corporation until hereafter amended in accordance with the applicable provisions of the DGCL.

      FIFTH: The executed Merger Agreement is on file at the principal place of business of the surviving corporation at 465 Railroad Avenue Camp Hill, PA
17011-8959.

      SIXTH: A copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of either constituent corporation.

      SEVENTH: The merger shall be effective upon the filing of this Certificate of Merger with the Delaware Secretary of State.

      IN WITNESS WHEREOF, the undersigned corporation has duly executed this
Certificate, this 14th day of January, 2002.

                                            AMES TRUE TEMPER, INC.

                                            By: /s/ Michael Solot
                                               ---------------------------------
                                            Name:  Michael Solot
                                            Title: President

                                                   STATE OF DELAWARE
                                                   SECRETARY OF STATE
                                                DIVISION OF CORPORATIONS
                                               FILED 02:00 PM 04/24/2002
                                                  020261099 - 0907403

                      CERTIFICATE OF OWNERSHIP AND MERGER

                                    MERGING

                        IXL MANUFACTURING COMPANY, INC.,
                             A MISSOURI CORPORATION

                                  WITH AND INTO

                             AMES TRUE TEMPER, INC.,
                             A DELAWARE CORPORATION

                          ___________________________

                             PURSUANT TO SECTION 253
                                       OF
                      THE DELAWARE GENERAL CORPORATION LAW
                          ___________________________

      THE UNDERSIGNED, AMES TRUE TEMPER, INC., a Delaware corporation ("ATT"), in connection with the merger of IXL MANUFACTURING COMPANY, INC., a Missouri corporation ("IXL"), with and into ATT, hereby certifies as follows:

      FIRST: That ATT was incorporated on the 30th day of January, 1981, pursuant to the General Corporation Law of the State of Delaware under the name
HM Ames Tool Company.

      SECOND: That ATT owns all of the outstanding shares of the capital stock of IXL, a corporation organized and existing under the laws of the State of
Missouri.

      THIRD; That the merger shall be effective as of April 29, 2002.

      FOURTH: That ATT, by the following resolutions of its Board of Directors, duly adopted by written consent of its sole member, filed with the minutes of the Board of Directors on the 17th day of January, 2002, determined to merge into itself IXL.

          RESOLVED, that the merger of IXL Manufacturing Company, Inc., a
          Missouri Corporation ("IXL"), with and into ATT is hereby authorized and approved and

          in accordance therewith, ATT assumes all of the liabilities and obligations of IXL; and

              FURTHER RESOLVED, the merger shall be effective as of April 29,
          2002.

              FURTHER RESOLVED, that Michael J. Solot, the President of ATT, be and hereby is authorized, directed and empowered to make and execute a
          Certificate of Ownership and Merger setting forth the terms of the
          Merger EFFECTED thereby, and to cause the same to be filed with the
          Secretary of State of Delaware and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in any way necessary or proper to effect said merger.

      IN WITNESS WHEREOF, the undersigned corporation has duly executed this
Certificate, this 24th day of January, 2002.

                                            AMES TRUE TEMPER, INC.

                                            By:  s/ Michael Solot
                                               ---------------------------------
                                            Name:  Michael Solot
                                            Title: President

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                    MERGING

                               AMES PLANTER, INC.,
                             A DELAWARE CORPORATION

                                  WITH AND INTO

                             AMES TRUE TEMPER, INC.,
                             A DELAWARE CORPORATION

                          ___________________________

                             PURSUANT TO SECTION 253
                                       OF
                      THE DELAWARE GENERAL CORPORATION LAW
                          ___________________________

      THE UNDERSIGNED, AMES TRUE TEMPER, INC., a Delaware corporation ("ATT"), in connection with the merger of AMES PLANTER, INC., a Delaware corporation
("Planter"), with and into ATT, hereby certifies as follows:

      FIRST: That ATT was incorporated on the 30th day of January 1981, pursuant to the General Corporation Law of the State of Delaware under the name HM Ames
Tool Company.

      SECOND: That ATT owns all of the outstanding shares of the capital stock of Planter, a corporation organized and existing under the laws of the State of
Delaware.

      THIRD: That the merger shall be effective as of September 28, 2003.

      FOURTH: That ATT, by the following resolutions of its Board of Directors, duly adopted by written consent of all of the directors filed with the minutes of the Board of Directors on the 26th day of September 2003, determined to merge
Planter into itself.

                                                        STATE OF DELAWARE
                                                        SECRETARY OF STATE
                                                     DIVISION OF CORPORATIONS
                                                  DELIVERED 01:15 PM 09/26/2003
                                                    FILED 01:04 PM 09/26/2003
                                                   SRV 030621113 - 0907403 FILE

RESOLVED, that the merger of Planter with and into ATT is hereby authorized and approved and in accordance therewith, ATT assumes all of the liabilities and obligations of Planter; and

      FURTHER RESOLVED, the merger shall be effective as of September 28, 2003.

      FURTHER RESOLVED, that Richard Dell, the President of ATT, be, and hereby is, authorized, directed and empowered to make and execute the Certificate of
Ownership and Merger setting forth the terms of the Merger effected thereby, and to cause the same to be filed with the Secretary of State of Delaware and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in any way necessary or proper to effect said merger.

      IN WITNESS WHEREOF, the undersigned corporation has duly executed this
Certificate, this 26th day of September 2003.

                                            AMES TRUE TEMPER, INC.

                                            By:  /s/ Richard Dell
                                               ---------------------------------
                                            Name:  Richard Dell
                                            Title: President